                                                                  Exhibit 99.1

[RGA logo]
                                              For further information, contact
                                              Jack B. Lay
                                              Senior Executive Vice President
                                              and Chief Financial Officer
                                              (636) 736-7000



FOR IMMEDIATE RELEASE
---------------------



              REINSURANCE GROUP OF AMERICA REPORTS FIRST-QUARTER
              --------------------------------------------------
                    RESULTS; ADVERSE EFFECT OF HIGH CLAIMS
                    --------------------------------------


         ST. LOUIS, April 17, 2008 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the first quarter of $31.5 million, or $0.49 per diluted share, compared to $76.3 million, or $1.19 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income decreased to $71.0 million, or $1.10 per diluted share, from $82.1 million, or $1.28 per diluted share in the year-ago quarter, primarily reflecting adverse claims experience in the U.S. and UK. First-quarter net premiums rose 15 percent, to $1,298.1 million, from $1,125.5 million a year ago. Net investment income totaled $199.5 million versus $215.7 million the year before.

         The company's conference call, previously scheduled for April 22, will be held tomorrow, April 18, at 9 a.m. Eastern Time. Telephone numbers and webcast information can be found later in this press release.

         A. Greig Woodring, president and chief executive officer, commented, "The level of claims in both the U.S. and UK, our two largest mortality markets, was well above expectations, and as such, is not expected to continue on an ongoing basis. As we have pointed out in the past, our business is prone to periodic mortality fluctuations; however, when measured over longer periods of time, our mortality experience is stable.

         "The U.S. segment reported pre-tax net income totaling $15.3 million for the quarter versus $93.2 million the year before. The current quarter includes a $44.9 million pre-tax loss, net of deferred acquisition costs
(DAC), due to a decline in the value of various embedded



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derivatives, including $32.6 million associated with modified coinsurance and funds withheld treaty structures. The change in value of this embedded derivative is reflected in investment related gains (losses) before DAC offset and represents a non-cash, unrealized change due primarily to the impact of widening credit spreads on the investment portfolios underlying certain of our funds withheld annuity reinsurance treaties. Additionally, the impact of changes in risk free rates used in the present value calculations of embedded derivatives associated with equity-indexed annuity treaties resulted in a $14.1 million loss after DAC offset. We consider these items to be non-operating since they are unrealized and do not affect current cash flows, crediting rates or spread performance on the underlying treaties.

         "Pre-tax operating income decreased to $64.4 million from $93.5 million the year before. The total claim count and the level of large claims in our traditional mortality segment were higher than expected by approximately $50.0 million, pretax. We have performed an extensive review of the claims and the mix of claims is consistent with prior periods, implying no obvious change in the expected ongoing performance of the underlying business. Rather, we view the results as random volatility that is an expected part of our business. Net premiums were up 8 percent to $727.1 million from $671.0 million in the prior-year quarter.

         "Europe and South Africa results were adversely affected by poor claims experience in the UK and South Africa, with pre-tax net income decreasing to $6.0 million from $21.1 million a year ago. Pre-tax operating income decreased to $5.3 million versus $21.3 million last year, when we experienced favorable mortality. This represents a continuation of some degree of adverse mortality that began in the second half of 2007, effectively offsetting the positive mortality experience from the first half of 2007. On an inception-to-date basis, the business in this segment continues to perform within our pricing expectations. Net premiums increased 13 percent to $189.2 million. Foreign currency exchange fluctuations favorably affected reported net premiums and pre-tax operating income by approximately $4.2 million and $0.7 million, respectively, due to relatively strong British pound and euro currencies.

         "Our Canada operations reported a strong quarter, with pre-tax net income of $23.7 million compared to $15.0 million a year ago. Pre-tax operating income more than doubled to $28.2 million from $12.5 million a year ago, due in part to favorable claims experience. Net premiums increased 40 percent to $139.0 million from $99.5 million in the prior year. Net


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premiums and pre-tax operating income for the first quarter of 2008 were favorably affected by currency exchange rates relative to the prior year by approximately $19.8 million and $4.7 million, respectively, as the Canadian dollar has strengthened significantly since last-year's first quarter.

         "Asia Pacific also reported a strong quarter with pre-tax net income of $18.6 million compared with $10.3 million in the year-ago quarter. Pre-tax operating income totaled $18.0 million compared with $10.4 million a year ago. Segment-wide claims experience was slightly favorable. Net premium flow increased 29 percent, to $240.9 million from $186.8 million. Foreign currency fluctuations favorably affected net premiums and pre-tax operating income by approximately $22.4 million and $2.1 million, respectively, primarily due to the strength of the Australian dollar and Japanese yen.

         "Our balance sheet remains solid and our investment portfolio is conservative. Investment-related writedowns were not significant during the quarter at $5.2 million, pretax. Our subprime mortgage exposure totaled $255.4 million in book value, or less than 2 percent of total invested assets. 77 percent of those subprime-related holdings are rated "AA" or higher, with 43 percent in the "AAA" category. There are no subprime-related securities in the non-investment grade category and we largely avoided investing in securities originated in the second half of 2005 and beyond, which we believe was a period of lessened underwriting quality.

         "Net income for the quarter included $5.1 million in losses associated with our discontinued accident and health business. We settled the remaining largest disputed claim situation during the quarter and are now facing no arbitrations or significant claims disputes for the first time in years.

         "Our international expansion is moving forward as planned and we are benefiting from increased diversification of our business. During the quarter, new business production outside of the U.S. exceeded the U.S. production, an indication of that continued diversification."

         Woodring concluded, "While we are disappointed with the poor mortality results this quarter, prior to this quarter we had experienced 10 consecutive quarters of expected or better-than-expected mortality experience on a consolidated basis. We are in a long-term business and when measured over longer periods of time, mortality volatility is significantly reduced and mortality rates are predictable. We expect to continue our long-term track record of producing stable returns on our mortality business."


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         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable May 27 to shareholders of record as of May 5.

         A conference call to discuss the company's first-quarter results will begin at 9 a.m. Eastern Time on Friday, April 18. Interested parties may access the call by dialing 877-718-5092 (domestic) or 719-325-4760 (international). The access code is 3503284. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through April 29 at 888-203-1112 (domestic) or 719-457-0820, access code 3503284.

         Reinsurance Group of America, Incorporated, through its various operating subsidiaries, is among the largest global providers of life reinsurance. Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, Germany, Hong Kong, India, Ireland, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.2 trillion of life reinsurance in force, and assets of $21.8 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) changes in our financial

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strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.


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Add Five

Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
      Reconciliation of Net Income From Continuing Operations
                        to Operating Income
                      (Dollars in thousands)

(Unaudited)                                   Three Months Ended
                                                  March 31,
                                              ------------------

                                                2008      2007
                                                ----      ----

GAAP net income-continuing operations         $ 36,589  $ 76,937
Capital losses and other, net                      624     5,654
Embedded Derivatives:
  Included in investment related (gains)
     losses, net                               100,633    (1,845)
  Included in interest credited/policy
     acquisition costs and other insurance
     expenses, net                              34,057        --
DAC offset, net                               (100,946)    1,338
                                              ------------------

   Operating income                           $ 70,957  $ 82,084



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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
    Reconciliation of Pre-tax Net Income From Continuing Operations
                      to Pre-tax Operating Income
                        (Dollars in thousands)

(Unaudited)                    Three Months Ended March 31, 2008

                                     Capital     Change in
                          Pre-tax    (gains)      value of    Pre-tax
                            net      losses       embedded   operating
                          income   and other,   derivatives,   income
                          (loss)       net           net       (loss)
                          -------  ----------   ------------ ---------
U.S. Operations:
 Traditional             $ 54,448    $ 2,508      $    --     $ 56,956
 Asset Intensive          (41,102)     1,746 (1)   44,903(2)     5,547
 Financial Reinsurance      1,939          1           --        1,940
                         ---------------------------------------------
  Total U.S.               15,285      4,255       44,903       64,443
Canada Operations          23,671      4,507           --       28,178
Europe & South Africa       6,043       (745)          --        5,298
Asia Pacific Operations    18,563       (514)          --       18,049
Corporate and Other        (6,874)       371           --       (6,503)
                         ---------------------------------------------
Consolidated             $ 56,688    $ 7,874      $44,903     $109,465
                         =============================================

(1) Asset Intensive is net of $7,012 DAC offset.
(2) Asset Intensive is net of DAC offsets of $(162,313).


(Unaudited)                    Three Months Ended March 31, 2007

                                     Capital     Change in
                          Pre-tax    (gains)      value of    Pre-tax
                            net      losses       embedded   operating
                          income   and other,   derivatives,   income
                          (loss)       net           net       (loss)
                          -------  ----------   ------------  --------
U.S. Operations:
 Traditional             $ 86,011    $   338     $    --      $ 86,349
 Asset Intensive            4,462        734(1)     (731)(2)     4,465
 Financial Reinsurance      2,704         --          --         2,704
                         ---------------------------------------------
  Total U.S.               93,177      1,072        (731)       93,518
Canada Operations          15,034     (2,526)         --        12,508
Europe & South Africa      21,124        224          --        21,348
Asia Pacific Operations    10,332         71          --        10,403
Corporate & Other         (20,437)     9,852          --       (10,585)
                         ---------------------------------------------
Consolidated             $119,230    $ 8,693     $  (731)     $127,192
                         =============================================

(1) Asset Intensive is net of $(49) DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,107.




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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                        (Dollars in thousands)

                                            Three Months Ended
(Unaudited)                                     March 31,
---------------------------------------------------------------------
                                            2008         2007
                                            ----         ----
Revenues:
  Net premiums                           $1,298,065   $1,125,450
  Investment income, net
    of related expenses                     199,526      215,743
  Investment related losses, net           (155,260)      (5,646)
  Other revenues                             17,936       19,102
                                         -----------------------
     Total revenues                       1,360,267    1,354,649

Benefits and expenses:
  Claims and other policy benefits        1,119,512      902,810
  Interest credited                          73,897       61,066
  Policy acquisition costs and other
    insurance expenses                       16,262      182,981
  Other operating expenses                   63,340       55,422
  Interest expense                           23,094       20,453
  Collateral finance facilities expense       7,474       12,687
                                         -----------------------
     Total benefits and expenses          1,303,579    1,235,419
                                         -----------------------

  Income from continuing operations
    before income taxes                      56,688      119,230

     Provision for income taxes              20,099       42,293
                                         -----------------------


  Income from continuing operations          36,589       76,937

  Discontinued operations:
     Loss from discontinued accident and
       health operations, net of
       income taxes                          (5,084)        (685)
                                         -----------------------

  Net income                             $   31,505   $   76,252
                                         =======================



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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)

                                                Three Months Ended
        (Unaudited)                                  March 31,
     -----------------------------------------------------------------
                                                 2008         2007
                                                 ----         ----
     Earnings per share from
      continuing operations:
       Basic earnings per share                $  0.59      $  1.25
       Diluted earnings per share              $  0.57      $  1.20

     Diluted earnings per share from
      operating income                         $  1.10      $  1.28

     Earnings per share from net income:
       Basic earnings per share                $  0.51      $  1.24
       Diluted earnings per share              $  0.49      $  1.19

     Weighted average number of
      common and common equivalent
      shares outstanding                        64,230       63,895



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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
               Condensed Consolidated Business Summary

                                                  At or For the
                                                Three Months Ended
(Unaudited)                                          March 31,
--------------------------------------------------------------------
                                                2008          2007
                                                ----          ----

Gross life reinsurance in force (in billions)
   U.S.                                       $1,247.0      $1,178.5
   Canada                                     $  221.2      $  164.1
   Europe & South Africa                      $  383.0      $  349.7
   Asia Pacific                               $  351.6      $  273.1

Gross life reinsurance written (in billions)
   U.S.                                       $   34.7      $   40.2
   Canada                                     $   12.9      $    9.8
   Europe & South Africa                      $   18.5      $    8.1
   Asia Pacific                               $   10.3      $    3.7

Balance sheet information (in millions,
   except share and per share figures)

Consolidated cash and invested assets        $16,629.9     $15,523.8
   Invested asset book yield - trailing
    three months excluding funds withheld         6.06%         5.93%

Investment portfolio mix
   Cash and short-term investments                2.11%         3.31%
   Fixed maturity securities                     56.45%        56.30%
   Mortgage loans                                 4.89%         4.84%
   Policy loans                                   6.25%         6.54%
   Funds withheld at interest                    27.97%        27.46%
   Other invested assets                          2.33%         1.55%

Collateral finance facilities                 $  850.2      $  850.4
Short-term debt                               $     --      $   29.5
Long-term debt                                $  925.9      $  944.1
Company-obligated mandatorily
   redeemable preferred securities
    of subsidiary                             $  158.9      $  158.7

Total stockholders' equity                    $3,058.9      $2,889.3
Less: Accumulated other comprehensive
   income "AOCI"*                                362.7         452.1
                                              --------      --------
Total stockholders' equity, before
   impact of AOCI*                            $2,696.2      $2,437.2

Treasury shares                                893,575     1,403,514
Common shares outstanding                   62,234,698    61,724,759
Book value per share outstanding              $  49.15      $  46.81
Book value per share outstanding, before
   impact of AOCI*                            $  43.32      $  39.49


* Book value per share outstanding and total stockholders' equity, before impact of AOCI, are non-GAAP financial measures that management believes are important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. Operations
(Unaudited)             (Dollars in thousands)
                               Three Months Ended March 31, 2008
                                         Asset-    Financial    Total
Revenues:                 Traditional  Intensive  Reinsurance    U.S.
                          -----------  ---------  -----------  -------
Net premiums              $  725,393   $   1,663     $    --  $727,056
Investment income, net
 of related expenses          97,431      25,031          40   122,502
Investment related
 losses, net                  (2,508)   (149,554)         (1) (152,063)
Other revenues                    60      11,495       2,744    14,299
                          --------------------------------------------
  Total revenues             820,376    (111,365)      2,783   711,794
Benefits and expenses:
Claims and other
 policy benefits             651,850         185          --   652,035
Interest credited             14,790      58,968          --    73,758
Policy acquisition costs
 and other insurance
 expenses                     86,050    (131,750)        198   (45,502)
Other operating expenses      13,238       2,334         646    16,218
                          --------------------------------------------
  Total benefits
   and expenses              765,928     (70,263)        844   696,509
  Income(loss)before
    income taxes          $   54,448   $ (41,102)    $ 1,939  $ 15,285
                          ==========   =========     =======  ========

(Unaudited)                    Three Months Ended March 31, 2007
                                         Asset-    Financial    Total
Revenues:                 Traditional  Intensive  Reinsurance    U.S.
                          -----------  ---------  -----------  -------
Net premiums              $  669,419   $   1,626    $     --  $671,045
Investment income, net
 of related expenses          84,928      67,952          20   152,900
Investment related
 gains(losses), net             (338)      2,055          --     1,717
Other revenues                   106       7,424       5,889    13,419
                          --------------------------------------------
  Total revenues             754,115      79,057       5,909   839,081
Benefits and expenses:
Claims and other
 policy benefits             542,586       4,523           1   547,110
Interest credited             14,270      46,158          --    60,428
Policy acquisition costs
 and other insurance
 expenses                     99,380      22,293       2,194   123,867
Other operating expenses      11,868       1,621       1,010    14,499
                          --------------------------------------------
  Total benefits
   and expenses              668,104      74,595       3,205   745,904
  Income before
    income taxes          $   86,011   $   4,462    $  2,704  $ 93,177
                          ==========   =========    ========  ========





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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           Canada Operations
                        (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                            March 31,
---------------------------------------------------------------------
                                                   2008        2007
                                                   ----        ----
Revenues:
  Net premiums                                   $138,992    $ 99,492
  Investment income, net of related expenses       36,033      26,432
  Investment related gains (losses), net           (4,085)      2,784
  Other revenues                                       13          86
                                                 --------    --------
    Total revenues                                170,953     128,794

Benefits and expenses:
  Claims and other policy benefits                115,271      91,148
  Interest credited                                   139         186
  Policy acquisition costs and other
    insurance expenses                             26,426      18,476
  Other operating expenses                          5,446       3,950
                                                 --------    --------
    Total benefits and expenses                   147,282     113,760

    Income before income taxes                   $ 23,671    $ 15,034
                                                 ========    ========


      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         Europe & South Africa
                        (Dollars in thousands)


                                                 Three Months Ended
(Unaudited)                                           March 31,
--------------------------------------------------------------------
                                                  2008        2007
                                                  ----        ----
Revenues:
  Net premiums                                  $189,196    $167,796
  Investment income, net of related expenses       7,551       5,774
  Investment related gains (losses), net             745        (224)
  Other revenues                                      60         131
                                                --------    --------
    Total revenues                               197,552     173,477

Benefits and expenses:
  Claims and other policy benefits               158,535     114,154
  Interest credited                                    -         452
  Policy acquisition costs and other
    insurance expenses                            17,230      26,060
  Other operating expenses                        15,744      11,687
                                                --------    --------
    Total benefits and expenses                  191,509     152,353

    Income before income taxes                  $  6,043    $ 21,124
                                                ========    ========



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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             Asia Pacific
                        (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                            March 31,
--------------------------------------------------------------------
                                                   2008       2007
                                                   ----       ----
Revenues:
  Net premiums                                   $240,935   $186,838
  Investment income, net of related expenses       11,414      8,663
  Investment related gains (losses), net              514        (71)
  Other revenues                                    2,552      1,827
                                                 --------   --------
    Total revenues                                255,415    197,257

Benefits and expenses:
  Claims and other policy benefits                193,669    150,483
  Policy acquisition costs and other
    insurance expenses                             28,081     24,614
  Other operating expenses                         15,102     11,828
                                                 --------   --------
    Total benefits and expenses                   236,852    186,925

    Income before income taxes                   $ 18,563   $ 10,332
                                                 ========   ========


      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          Corporate and Other
                        (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                            March 31,
--------------------------------------------------------------------
                                                   2008       2007
                                                   ----       ----
Revenues:
  Net premiums                                   $  1,886   $    279
  Investment income, net of related expenses       22,026     21,974
  Investment related losses, net                     (371)    (9,852)
  Other revenues                                    1,012      3,639
                                                 --------   --------
    Total revenues                                 24,553     16,040

Benefits and expenses:
  Claims and other policy benefits                      2        (85)
  Interest credited                                    --         --
  Policy acquisition costs and other
    insurance expenses                             (9,973)   (10,036)
  Other operating expenses                         10,830     13,458
  Interest expense                                 23,094     20,453
  Collateral finance facilities expense             7,474     12,687
                                                 --------   --------
    Total benefits and expenses                    31,427     36,477

    Income(loss) before income taxes             $ (6,874)  $(20,437)
                                                 ========   ========




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